Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-204487) pertaining to the Pieris Pharmaceuticals, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-209308) pertaining to the Pieris Pharmaceuticals, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan Inducement Stock Option Award for Louis Matis, M.D.,

(3)	Registration Statement (Form S-8 No. 333-213771) pertaining to the Pieris Pharmaceuticals, Inc. 2016 Employee, Director and Consultant Equity Incentive Plan,

(4)	Registration Statement (Form S-3 No. 333-211844),

(5)	Registration Statement (Form S-3 No. 333-212439) and

(6)	Registration Statement (Post-Effective Amendment to FORM S-1 ON FORM S-3 No. 333-202123)

of our report dated March 29, 2017, with respect to the consolidated financial statements of Pieris Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Pieris Pharmaceuticals, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 29, 2017